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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 333-57339 (as amended), 333-62859 and 333-39485 (as amended)) pertaining to (i) the 1995 Non-Employee Director Stock Option Plan and Outstanding Options of Mariner Health Group, Inc.; (ii) the Paragon Health Network, Inc. Employee Stock Purchase Plan, and (iii) the Paragon Health Network, Inc. Long-Term Incentive Plan; GranCare, Inc. 401(k) Savings Plan; GranCare, Inc. 1996 Stock Incentive Plan; GranCare, Inc. 1996 Replacement Stock Option Plan; GranCare, Inc. Outside Directors' Stock Incentive Plan; and Evergreen Healthcare, Inc. Employees' 401(k) Profit Sharing Plan, of our report dated December 21, 1998, with respect to the consolidated financial statements and schedule of Mariner Post-Acute Network, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1998.

                                       Ernst & Young LLP

December 22, 1998
Atlanta, Georgia